UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

SGS International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-133825	20-3939981
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

626 West Main Street Suite 500 Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 637-5443

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2010, SGS International, Inc. (the “Registrant”) completed an amendment and restatement of its senior secured credit facility originally provided to the Registrant under a credit agreement dated as of December 30, 2005 (the “Original Credit Agreement”) by a syndicate of banks, financial institutions and other entities.

The Original Credit Agreement provided financing of up to $193.7 million, consisting of: a $118.7 million term loan facility; a $40.0 million acquisition facility; and a $35.0 revolving credit facility, which included borrowing capacity available for letters of credit. Under the Original Credit Agreement, based on voluntary prepayments we have made there were no required quarterly installments and the outstanding balance of the term loan facility was due at maturity on December 30, 2011. Borrowings on the term loan facility bore interest at a variable rate of LIBOR plus 2.5%. The outstanding balance of the acquisition facility loans was payable in quarterly installments of approximately $100,000 through September 2011 with the remaining amount due at maturity on December 30, 2011. Borrowings on the acquisition facility bore interest at a variable rate of LIBOR plus 2.5%. The revolving credit facility was to mature on December 30, 2010.

The Original Credit Agreement was amended by an Amended and Restated Credit Agreement dated as of October 25, 2010 (the “Amended and Restated Credit Agreement”) to incorporate the following amendments, among others: (i) extend the maturity of the revolving loans/commitments, term loans and acquisition loans until September 30, 2013; (ii) increase the aggregate amount of revolving commitments to $40.0 million; (iii) increase the margin for extending loans to LIBOR plus 3.5%; (iv) change the amortization for extending term loans and acquisition loans to $5.0 million per annum, payable on a quarterly basis; (v) permit $25.0 million of repurchases of the Registrant’s outstanding 12% Senior Subordinated Notes Due 2013; and (vi) refresh covenant baskets as of October 25, 2010. Certain lenders who did not consent to the terms of the Amended and Restated Credit Agreement will be repaid their loans in accordance with the repayment schedule of the Original Credit Agreement.

As of October 25, 2010, the Registrant has outstanding under the Amended and Restated Credit Agreement: $21.3 million of term loans and $7.9 million of acquisition loans due on December 31, 2011 and $92.7 million of term loans due September 30, 2013. (Acquisition loans due September 30, 2013 are term loans under the Amended and Restated Credit Agreement). There are no amounts currently outstanding under the revolving credit facility. Unused portions of the revolving credit facility are charged a fee of 0.75% per annum.

The senior secured credit facility requires us to prepay outstanding loans, subject to certain exceptions and limitations, with: 100% of the net cash proceeds from asset sales by the Registrant or any of its subsidiaries (together, the “Company”); 100% of the net cash proceeds of issuances of debt or preferred stock by the Company; and 50% of the Company’s excess cash flow. The Company may make voluntary prepayments on the outstanding loans at any time without premium or penalty, except for customary “breakage” costs with respect to LIBOR loans.

All U.S. dollar denominated loan obligations under the senior secured credit facility are unconditionally guaranteed by Southern Graphics Inc. (the Registrant’s parent), Southern Graphic Systems, Inc. and each of the Registrant’s existing and future direct and indirect domestic subsidiaries (collectively, the “Domestic Guarantors”). All borrowings by the Registrant’s Canadian subsidiary (“SGS Canada”) under the senior secured credit facility are unconditionally guaranteed by the Registrant, Southern Graphics Inc., the Domestic Guarantors and each of the Registrant’s existing and future foreign subsidiaries.

All of the Company’s loan obligations under the senior secured credit facility are, and any interest rate protection or hedging facility relating to the senior secured credit facility entered into by the lenders or their affiliates (and, in each case, the guarantees of those obligations) will be, secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of the Registrant and the Domestic Guarantors. All borrowings by SGS Canada under the senior secured credit facility are secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of all of the Registrant’s foreign subsidiaries.

The senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to: sell assets; engage in mergers and acquisitions; pay dividends and distributions or repurchase capital stock; incur additional indebtedness (including guarantees and other contingent obligations) or issue equity interests; make investments and loans; create liens or further negative pledges on assets; engage in certain transactions with affiliates; enter into sale and leaseback transactions; make capital expenditures; enter into operating leases; change its business or ownership; amend or waive provisions of charter documents, agreements with respect to capital stock or other document related to the Company’s borrowings in a manner materially adverse to the lenders; and change its fiscal year. In addition, the senior secured credit facility requires the Company to maintain a minimum interest coverage ratio and a maximum total leverage ratio.

If an event of default under the senior secured credit facility shall occur and be continuing, the commitments under the facility may be terminated and the principal amount outstanding under the facility, together with all accrued unpaid interest and other amounts owing under the facility may be declared due and payable (except in the case of an event of default involving the bankruptcy of the Registrant or a subsidiary, in which case the commitments will automatically terminate and amounts owing under the facility will automatically become due and payable).

The preceding description of the senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement and the other senior secured credit facility agreements listed as exhibits to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment Agreement, dated as of October 25, 2010, to the Credit Agreement dated as of December 30, 2005, by and among Southern Graphic Systems – Canada, Co./Systemes Graphiques Southern-Canada, Co. (“Canadian Borrower”), SGS International, Inc. (“US Borrower”), the guarantors from time to time party thereto, the lending institutions from time to time party thereto, UBS Securities LLC and Lehman Brothers Inc., as joint lead arrangers, UBS Securities LLC, as syndication agent, CIT Lending Services Corporation, as documentation agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as US administrative agent, as US collateral agent and as Canadian collateral agent, and PNC Bank, National Association, as Successor to National City Bank, as Canadian administrative agent.

10.2	Amended and Restated Credit Agreement dated as of October 25, 2010, among Southern Graphic Systems – Canada, Co./Systemes Graphiques Southern – Canada, Co. (“Canadian Borrower”), SGS International, Inc. (“US Borrower”, and together with Canadian Borrower, the “Borrowers”), certain affiliates of the Borrowers as guarantors, the Lenders thereto, UBS Securities LLC and Fifth Third Bank, as joint lead arrangers, UBS Securities LLC, as syndication agent, JPMorgan Chase Bank, N.A., as documentation agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank, as US administrative agent, as Canadian administrative agent, as US collateral agent and as Canadian collateral agent.

10.3	Omnibus Acknowledgement, Reaffirmation and Amendment to Security Documents made as of October 25, 2010, by and among Southern Graphic Systems – Canada, Co./Systemes Graphiques Southern – Canada, Co. (“Canadian Borrower”), SGS International, Inc. (“US Borrower”), the Guarantors party thereto and UBS AG, Stamford Branch, as US administrative agent, as US collateral agent, as Canadian administrative agent and as Canadian collateral agent.

10.4	Supplemental Debenture [not dated] between SGS Packaging Europe Holdings Limited, SGS Packaging Europe Limited, MCG Graphics Limited and UBS, AG, Stamford Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: October 29, 2010	By:	/S/ BENJAMIN F. HARMON, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document

10.1	Amendment Agreement

10.2	Amended and Restated Credit Agreement

10.3	Omnibus Acknowledgement, Reaffirmation and Amendment to Security Documents

10.4	Supplemental Debenture